Exhibit d(39)
The Lincoln National Life Insurance Company

VARIABLE ANNUITY LIVING BENEFITS RIDER

This optional Rider is made a part of the entire Contract to which it is attached. Except as stated in this Rider, it is subject to all provisions contained in the Contract. In case of any conflict between the provisions of the Contract and this Rider, the provisions of this Rider will control. Coverage under this Rider begins on the Rider Date shown on the Rider Specifications.

SUMMARY OF RIDER PROVISIONS

This Rider provides a Guaranteed Minimum Withdrawal Benefit and a Guaranteed Income Benefit.

GUARANTEED MINIMUM WITHDRAWAL BENEFIT. The GUARANTEED MINIMUM WITHDRAWAL BENEFIT provision describes the benefit that the Owner may withdraw, each Benefit Year, an amount up to the Protected Annual Income, for the lifetime of a Measuring Life, if certain conditions are met as described in this Rider. The Protected Annual Income is a percentage of the Protected Income Base.

GUARANTEED INCOME BENEFIT. The GUARANTEED INCOME BENEFIT provision describes a minimum Guaranteed Income Benefit that is payable when the Owner elects to begin receiving Periodic Income Payments under the Variable Annuity Payment Option Rider, which is also attached to the Contract.

To receive the Guaranteed Income Benefit under this Rider, the Owner must discontinue the benefit provided under the GUARANTEED MINIMUM WITHDRAWAL BENEFIT provision and elect to begin receiving Periodic Income Payments payable under the Variable Annuity Payment Option Rider.

INTERACTION WITH THE VARIABLE ANNUITY PAYMENT OPTION RIDER

The Owner may not elect to begin receiving variable Periodic Income Payments payable under the Variable Annuity Payment Option Rider attached to the Contract unless:
(a)	this Rider has terminated but the Contract to which it is attached is still in effect; and
(b)	the GUARANTEED INCOME BENEFIT provision of this Rider is concurrently effective.

Once the Owner elects to begin receiving Periodic Income Payments payable under the Variable Annuity Payment Option Rider and the GUARANTEED INCOME BENEFIT of this Rider is concurrently effective, the Owner must terminate both this Rider and the Guaranteed Income Benefit concurrently to terminate the Variable Annuity Payment Option Rider and the Guaranteed Income Benefit.

ADDITIONAL PURCHASE PAYMENT RESTRICTION

Subject to any further limitations stated in the Contract to which this Rider is attached and the Maximum Protected Income Base Limit, cumulative additional Purchase Payments after the first Benefit Year may not equal or exceed the Additional Purchase Payment Restriction Limit without Our prior approval.

No additional Purchase Payments will be approved and added to the Contract:
(a)	after the Variable Annuity Payment Option Rider and the GUARANTEED INCOME BENEFIT provision are concurrently effective; or
(b)	if the Contract Value is $0.

The Maximum Protected Income Base Limit and Additional Purchase Payment Restriction Limit are shown on the Rider Specifications.

DEFINITIONS
All definitions found in the Contract are incorporated by reference and have the same meaning as they do in the Contract, including other riders, endorsements, or amendments.

Access Period is applicable only while the GUARANTEED INCOME BENEFIT provision and Variable Annuity Payment Option Rider are in effect. It is a defined period selected by the Owner during which We make Periodic Income Payments under the Variable Annuity Payment Option Rider. The Owner will continue to have access to the Account Value and a Death Benefit is payable during the Access Period.

Annuitant is the Natural Person used to determine the benefits if the Measuring Life Option is Single. The Annuitant is one of two Natural Persons used to determine the benefits if the Measuring Life Option is Joint. The Contract may only have one Annuitant. The Annuitant may not be changed.

Benefit Year is applicable only while the GUARANTEED MINIMUM WITHDRAWAL BENEFIT provision is in effect. It means each 12-month period starting with the Rider Date shown on the Rider Specifications and each Rider Date Anniversary thereafter.

Code is the Internal Revenue Code of 1986, as amended.

Company, Our, Us, and We refers to The Lincoln National Life Insurance Company.

Lifetime Income Period is applicable only while the GUARANTEED INCOME BENEFIT provision and Variable Annuity Payment Option Rider are in effect. It is the period that begins after the Access Period ends as described under the Variable Annuity Payment Option Rider, provided the Annuitant or the Secondary Life, if any, is still living and the Contract has not been surrendered. The Owner will not have access to the Account Value and a Death Benefit is not payable during the Lifetime Income Period.

Measuring Life(Lives) is/are the Natural Person(s) used to determine the benefits under this Rider. Measuring Life includes any Annuitant, Owner, Joint Owner, and Secondary Life, subject to the Measuring Life Option elected.

Measuring Life Option indicates how many Natural Persons are used to determine the benefits under this Rider. Under the Single Measuring Life Option, the Annuitant is used to determine the benefits under this Rider. Under the Joint Measuring Life Option, the Annuitant and the Secondary Life are used to determine the benefits under this Rider. The Measuring Life Option may not be changed after the Rider Date. The Measuring Life Option is shown on the Rider Specifications.

Natural Person is a human being.

Non-Natural Person, for purposes of this Rider, includes a trust, corporation, partnership, or association.

Periodic Income Payment is applicable only while the GUARANTEED INCOME BENEFIT provision and Variable Annuity Payment Option Rider are in effect. Periodic Income Payments are the variable amounts payable under the Variable Annuity Payment Option Rider to an Owner, or an Owner’s designee. At the time the Variable Annuity Payment Option Rider is elected, an Owner must select one of the following Periodic Income Payment Modes: monthly, quarterly, semi-annually, or annually. The Initial Periodic Income Payment Mode selected is shown on the Contract Benefit Data page(s).

Purchase Payments, for the purpose of this Rider, mean the amounts paid into the Contract by the Owner including Bonus Credits, if any, before deduction of any Sales Charges. Bonus Credits and Sales Charges, if any, are shown on the Contract Specifications.

Rider Date Anniversary is applicable only while the GUARANTEED MINIMUM WITHDRAWAL BENEFIT provision is in effect. It is the same calendar day as the Rider Date, each subsequent calendar year, if such date is a Valuation Date. If during any calendar year, the calendar day is not a Valuation Date, the Rider Date Anniversary will be the first Valuation Date following such calendar day and any transactions that should have occurred on the Rider Date Anniversary will be processed by Us on that Valuation Date.

A quarterly anniversary of the Rider Date is the same calendar day as the Rider Date of every third month following the previous Rider Date, if such date is a Valuation Date. If the day is not a Valuation Date, any transactions that should have occurred on the quarterly anniversary will be processed by Us on the first Valuation Date following that quarterly anniversary.

Secondary Life means the second Natural Person, if any, used to determine the benefits under this Rider if the Measuring Life Option is Joint. The Secondary Life may not be changed. The Secondary Life may also be considered a joint annuitant, solely for the purposes of being a Measuring Life under this Rider and not for any other purposes in the Contract or any other Rider attached to the Contract.

Systematic Required Minimum Distributions are applicable only while the GUARANTEED MINIMUM WITHDRAWAL BENEFIT provision is in effect. They are systematic monthly or quarterly installments withdrawn via Our automatic withdrawal service of the amount needed to satisfy the required minimum distribution as determined by Us in accordance with Code Section 401(a)(9)(A), as amended, for the Contract to which this Rider is attached.

Withdrawal is the gross amount of a Withdrawal before any applicable charges and fees. While the GUARANTEED MINIMUM WITHDRAWAL BENEFIT provision is in effect, Withdrawals are Conforming Withdrawals or Excess Withdrawals. While the GUARANTEED INCOME BENEFIT provision and Variable Annuity Payment Option Rider are in effect, Withdrawals are all additional amounts from the Account Value requested by the Owner, other than Periodic Income Payments. Any Withdrawal that otherwise is a Conforming Withdrawal, but that is not made payable to the original Owner or the original Owner’s bank account, or to the original Annuitant or the original Annuitant’s bank account (if the Owner is a Non-Natural Person), will be treated as an Excess Withdrawal. Under the Joint Measuring Life Option, if the Owner is a Non-Natural Person, upon the death of the original Annuitant where the Secondary Life continues the Contract, any Withdrawal that otherwise is a Conforming Withdrawal, but is not made payable to the succeeding Annuitant or the succeeding Annuitant’s bank account, will be treated as an Excess Withdrawal.
Conforming Withdrawals are all Withdrawals to the extent that the cumulative amount withdrawn (including the current Withdrawal) from the Contract in that Benefit Year is equal to or less than the Protected Annual Income. If the Owner receives only Systematic Required Minimum Distributions during a Benefit Year, all Systematic Required Minimum Distributions during that Benefit Year will be treated as Conforming Withdrawals. However, if a Withdrawal other than Systematic Required Minimum Distributions occurs during a Benefit Year, then that Withdrawal and any subsequent Withdrawals, including Systematic Required Minimum Distributions, will be treated as Excess Withdrawals to the extent that the cumulative amount withdrawn in that Benefit Year exceeds the Protected Annual Income.
Excess Withdrawals are all Withdrawals to the extent that the cumulative amount withdrawn (including the current Withdrawal) from the Contract in that Benefit Year exceeds each Conforming Withdrawal. If any Measuring Life is younger than the Protected Annual Income Age shown on the Rider Specifications, all Withdrawals are Excess Withdrawals.

GUARANTEED MINIMUM WITHDRAWAL BENEFIT PROVISION

This GUARANTEED MINIMUM WITHDRAWAL BENEFIT provision:
(a)
describes the conditions that must be met before the Owner may withdraw, each Benefit Year, a percentage of the Protected Income Base, up to the Protected Annual Income, for the lifetimes of all Measuring Lives; and

(b)
is effective from the Rider Date until this Rider terminates or upon the Owner’s election of the Variable Annuity Payment Option Rider and commencement of the GUARANTEED INCOME BENEFIT provision of this Rider.

EFFECT OF DEATH WHEN THE GUARANTEED MINIMUM WITHDRAWAL BENEFIT PROVISION IS IN EFFECT. This Rider will terminate on the death of the Annuitant if the Measuring Life Option is Single. Upon the first death of a Measuring Life if the Measuring Life Option is Joint, the Owner may continue the Contract and this Rider in force under the Joint Measuring Life Option. If so continued, the Protected Annual Income will continue for the life of the surviving Measuring Life. Upon the death of the surviving Measuring Life, this Rider will terminate.

PROTECTED INCOME BASE

The Protected Income Base is the value used to calculate the Protected Annual Income, the Protected Lifetime Income Fee amounts and may determine the initial Guaranteed Income Benefit. The Protected Income Base value is distinct from the Contract Value and is not used to calculate the cash surrender value, Death Benefit, or other guaranteed paid-up annuity benefits under the Contract.

If the Rider Date is the Contract Date, the initial Protected Income Base will be equal to the initial Purchase Payment. If the Rider Date is after the Contract Date, the initial Protected Income Base will be equal to the Contract Value on the Rider Date.

On a Rider Date Anniversary, the Protected Income Base may be adjusted by an Enhancement or an Account Value lock in as described in the PROTECTED INCOME BASE ON EACH RIDER ANNIVERSARY provisions of this Rider. Otherwise, the Protected Income Base may be adjusted by:
(a)
an additional Purchase Payment. The Protected Income Base will be increased by the amount of the additional Purchase Payment on the Valuation Date it is approved and added to the Contract. Additional Purchase Payments may increase the Protected Lifetime Income Fee rate if the cumulative Purchase Payments approved and added to the Contract after the first Benefit Year is equal to or exceeds the Additional Purchase Payment Restriction Limit shown on the Rider Specifications, and

(b)
an Excess Withdrawal. Upon an Excess Withdrawal, the Protected Income Base will be reduced in the same proportion that the Excess Withdrawal reduced the Contract Value. The Protected Income Base will not be reduced by each Conforming Withdrawal.

On the Valuation Date the Protected Income Base is reduced to $0 after an Excess Withdrawal, this Rider and the Contract to which it is attached will terminate.

ENHANCEMENT BASE. The Enhancement Base is the value used to calculate the Enhancement Value. The initial Enhancement Base is equal to the initial Protected Income Base. Neither the Enhancement Base nor the Enhancement Value are used to calculate the cash surrender value, Death Benefit, or other guaranteed paid-up annuity benefits under the Contract.

The Enhancement Base is adjusted by:
(a)
an additional Purchase Payment. The Enhancement Base will be increased by the amount of an additional Purchase Payment that has been approved and added to the Contract for at least one Benefit Year (except that a Purchase Payment approved and added to the Contract within the first 90 days after the Rider Date will increase the Enhancement Base on the Valuation Date it is approved and added to the Contract); and

(b)
an Excess Withdrawal. Upon an Excess Withdrawal, the Enhancement Base will be reduced in the same proportion that the Excess Withdrawal reduced the Contract Value. The Enhancement Base will not be reduced by each Conforming Withdrawal.

MAXIMUM PROTECTED INCOME BASE. The Protected Income Base is subject to the Maximum Protected Income Base Limit shown on the Rider Specifications. The Maximum Protected Income Base Limit is the combined Protected Income Base values, Protected Amount values, Income Base values, Guaranteed Amount and other guaranteed amounts for all Company annuity contracts and annuity riders, including annuity contracts with an affiliated company, where the Owner is the same or for which the Annuitant or Secondary Life, if applicable, is a Measuring Life or Owner.

If the Maximum Protected Income Base Limit is exceeded, the Protected Income Base values, Protected Amount values, Income Base values Guaranteed Amount and other guaranteed amounts for each applicable annuity contract and annuity rider will be reduced proportionately until the combined amount values do not exceed the Maximum Protected Income Base Limit.

The Protected Amount, Income Base and Guaranteed Amount are the values used to calculate the amounts available for the Protected Annual Income, Guaranteed Annual Income or Maximum Annual Withdrawal and determine the rider charges or Protected Lifetime Income Fees under a Company annuity contract or an annuity rider, including annuity contracts with an affiliated company. The Protected Income Base under this Rider means the Protected Amount, Income Base or Guaranteed Amount for the purposes of calculating the Protected Amount maximum, Income Base maximum or Guaranteed Amount maximum for such Company annuity contract or an annuity rider, including annuity contracts with an affiliated company.

PROTECTED INCOME BASE ON EACH RIDER ANNIVERSARY

On the Rider Date Anniversary, the Protected Income Base will be the greater of (A), (B) or (C), where:
A	is the Protected Income Base on the Rider Date Anniversary immediately prior to any Rider Date Anniversary adjustment.
B	is the Enhancement Value as described in the ENHANCEMENT provision of this Rider.
C	is the Contract Value as determined by an Account Value lock in described in the ACCOUNT VALUE LOCK IN provision of this Rider.

ENHANCEMENT. An Enhancement will increase the Protected Income Base to equal the Enhancement Value, if all the conditions in this provision are satisfied. On the Rider Date Anniversary, any Protected Lifetime Income Fee due is deducted and an Account Value lock in is calculated after the Enhancement Value is calculated.

The initial Enhancement Value on the first Rider Date Anniversary is the sum of (A) and ((A) multiplied by (B)), where:
A    is the Enhancement Base.
B    is the Enhancement Rate shown on the Rider Specifications.

On each subsequent Rider Date Anniversary thereafter, the Enhancement Value established on the previous Rider Date Anniversary is increased by an amount equal to the Enhancement Base multiplied by the Enhancement Rate shown on the Rider Specifications.

The Enhancement Value is increased by the amount of an additional Purchase Payment on the Valuation Date it is approved and added to the Contract and is reduced by all Excess Withdrawals made during the preceding Benefit Year in the same proportion that the Excess Withdrawals reduced the Contract Value.

We will calculate the Enhancement Value on each Rider Date Anniversary if the preceding Benefit Year is during the Enhancement Period shown on the Rider Specifications, except if a Withdrawal occurred in that Benefit Year. However, the Enhancement will occur on a Rider Date Anniversary only if all the following conditions are satisfied:
(a)	the preceding Benefit Year is during the Enhancement Period shown on the Rider Specifications; and
(b)	no Withdrawal occurred in the preceding Benefit Year; and
(c)	all Measuring Lives are under the Enhancement Maximum Age shown on the Rider Specifications; and
(d)	the Enhancement Value is greater than an Account Value lock in that may have occurred and been accepted on the same Rider Date Anniversary; and
(e)	the Enhancement Value is greater than the Protected Income Base immediately prior to a Rider Date Anniversary adjustment.

The Protected Lifetime Income Fee rate does not increase after an Enhancement.

ACCOUNT VALUE LOCK IN. An Account Value lock in will increase the Protected Income Base to equal the Contract Value. The Account Value lock in will not increase the Enhancement Base or the Enhancement Value.

On a Rider Date Anniversary, We will compare the Contract Value to the Protected Income Base and an Account Value lock in will occur if all the following conditions are satisfied:
(a)	the Contract Value is greater than the Protected Income Base immediately prior to a Rider Date Anniversary adjustment; and
(b)	all Measuring Lives are under the Account Value lock in Maximum Age shown on the Rider Specifications; and
(c)	the Account Value lock in is greater than the Enhancement Value on the same Rider Date Anniversary.

The Account Value lock in may increase the Protected Lifetime Income Fee rate to the Protected Lifetime Income Fee rate currently in effect if such rate is higher than the current Protected Lifetime Income Fee rate. The new Protected Lifetime Income Fee rate will never exceed the Guaranteed Maximum Annual Protected Lifetime Income Fee Rate shown on the Rider Specifications.

If the Protected Lifetime Income Fee rate increases, the Owner may decline the Account Value lock in by Notice to Us within 30 days of the effective date of the increase. If the Owner does not decline the Account Value lock in within 30 days of the effective date of the increase, the increase to the Protected Income Base will be deemed accepted by the Owner.

If the Owner declines the Account Value lock in, the Protected Income Base will be the Protected Income Base immediately prior to when the Account Value lock in was determined.

The Owner will be eligible for future Account Value lock ins after declining an Account Value lock in.

PROTECTED ANNUAL INCOME

The Protected Annual Income is the amount that may be withdrawn from the Contract by the Owner, each Benefit Year, as a Conforming Withdrawal once all Measuring Lives are greater or equal to the Protected Annual Income Age shown on the Rider Specifications. If the Measuring Life Option is Joint, the Protected Annual Income available is based on the attained age of the younger or surviving Measuring Life. The Protected Annual Income may be withdrawn during the lifetimes of all Measuring Lives until the Protected Annual Income or Protected Income Base are reduced to $0. The Protected Annual Income may also be continued for the lifetimes of all Measuring Lives if the conditions described in the PROTECTED ANNUAL INCOME ANNUITY PAYMENT OPTION or CONTRACT VALUE REDUCES TO $0 provisions are satisfied.

Any part of the Protected Annual Income not taken during a given Benefit Year cannot be taken in a subsequent Benefit Year without causing an Excess Withdrawal.

The Protected Annual Income is calculated by multiplying the Protected Income Base by a Protected Annual Income Rate from the applicable Protected Annual Income Rate Table, which varies by age and the Measuring Life Option. The Protected Annual Income Rate Tables are shown on the Rider Specifications.

When the Protected Income Base is adjusted by an Account Value lock in, an Enhancement, an additional Purchase Payment approved and added to the Contract or an Excess Withdrawal, the Protected Annual Income will be recalculated to equal the applicable Protected Annual Income Rate multiplied by the new Protected Income Base. On each Rider Date Anniversary when either an Account Value lock in is accepted or if an Enhancement occurs, the Protected Annual Income is recalculated before any other transactions are processed. The Protected Annual Income is increased by an additional Purchase Payment on the Valuation Date the Purchase Payment is approved and added to the Contract and reduced by an Excess Withdrawal on the Valuation Date the Withdrawal is taken.

The initial Protected Annual Income is calculated by the Protected Annual Income Rate that corresponds to the attained age of the Measuring Life on the Valuation Date of the first Conforming Withdrawal. If the Measuring Life Option is Joint, the Protected Annual Income Rate used to calculate the initial Protected Annual Income will be the rate that corresponds to the attained age of the younger or surviving Measuring Life on the Valuation Date of the first Conforming Withdrawal.

After the initial Protected Annual Income is calculated, the Protected Annual Income Rate will not change, except if an Account Value lock in occurs and is accepted, the Protected Annual Income Rate used to recalculate the new Protected Annual Income will be the rate that corresponds to the attained age of the applicable Measuring Life on the Valuation Date of the Account Value lock in.

MAXIMUM PROTECTED ANNUAL INCOME. The combined Protected Annual Income (including any guaranteed amounts, Guaranteed Annual Income amount, Protected Annual Income amount and Maximum Annual Withdrawal amount) for all Company annuity contracts, including annuity contracts with an affiliated company, for which the Annuitant or Secondary Life, if applicable, is a Measuring Life or Owner, is subject to the Protected Annual Income Rate used when the Protected Annual Income was last determined multiplied by the Maximum Protected Income Base.

The Guaranteed Annual Income, Protected Annual Income or Maximum Annual Withdrawal amount are the amounts that may be withdrawn from a Company annuity contract or an annuity rider by the Owner each Benefit Year. The Protected Annual Income under this Rider means the Guaranteed Annual Income amount, Protected Annual Income amount for the purposes of calculating the Guaranteed Annual Income maximum or Protected Annual Income maximum, including any Maximum Annual Withdrawal amount, for such Company annuity contract or an annuity rider, including annuity contracts with an affiliated company.
CONTRACT VALUE REDUCES TO $0

On the Valuation Date the Contract Value reduces to $0, if:
(a)	the Protected Income Base is not $0; and
(b)	the Contract has not been surrendered or assigned for value;

the Protected Annual Income will continue for the lifetimes of all Measuring Lives and a quarterly Protected Lifetime Income Fee will no longer apply.

The Owner may elect to receive the Protected Annual Income at any frequency We offer, subject to Our minimum payment amount rules then in effect, but no less frequently than annually.

If the Contract Value is $0, no Death Benefit will be paid.

PROTECTED ANNUAL INCOME ANNUITY PAYMENT OPTION

The Protected Annual Income Annuity Payment Option may be irrevocably elected by the Owner upon Notice to Us, provided the Contract has not been surrendered or assigned for value. If elected, the Owner will receive payment equal to the Protected Annual Income each Benefit Year for the lifetimes of all Measuring Lives and a quarterly Protected Lifetime Income Fee will no longer apply. The Owner may elect to receive the Protected Annual Income at any frequency We offer, subject to Our minimum payment amount rules then in effect, but no less frequently than annually.

If this Protected Annual Income Annuity Payment Option is in effect no Death Benefit will be paid.

GUARANTEED INCOME BENEFIT

This GUARANTEED INCOME BENEFIT provision:
(a)
is effective upon the concurrent Variable Annuity Payment Option Rider Date and irrevocable termination of the GUARANTEED MINIMUM WITHDRAWAL BENEFIT provision of this Rider. The Variable Annuity Payment Option Rider Date is shown on the Contract Benefit Data Page(s) issued when the Owner elects the benefits under the Variable Annuity Payment Option Rider.

(b)	provides that the minimum amount payable for each variable Periodic Income Payment made under the Variable Annuity Payment Option Rider is guaranteed not to fall below the Guaranteed Income Benefit.

The Guaranteed Income Benefit and the Periodic Income Payments under the Variable Annuity Payment Option Rider are calculated on the Periodic Income Commencement Date shown on the Contract Benefit Data page(s) issued upon the Owner’s election of benefits under the Variable Annuity Payment Option Rider. The amount payable for each variable Periodic Income Payment under the Variable Annuity Payment Option Rider, will be the greater of the Periodic Income Payment determined under the Variable Annuity Payment Option Rider or the Guaranteed Income Benefit determined under this Rider. The initial Guaranteed Income Benefit is shown on the Contract Benefit Data Page(s).

For Non-qualified contracts, an Owner must elect to adjust the Periodic Income Payments payable under the Variable Annuity Payment Option Rider on an annual basis (‘LevelPay’).

ELIGIBILITY LIMITATIONS. The commencement of Periodic Income Payments under the Variable Annuity Payment Option Rider is available subject to the following maximum and minimum Variable Annuity Payment Option Rider age requirement, minimum Access Period limits and the required Assumed Investment Rate:
(a)
For Non-qualified contracts, if the Measuring Life Option is Joint, the younger or surviving Measuring Life’s age shall be subject to the maximum and minimum Variable Annuity Payment Option Rider age requirement. For Qualified contracts, if the Measuring Life Option is Joint, the current Owner’s age shall be subject to the maximum and minimum Variable Annuity Payment Option Rider age requirement; and

(b)	The minimum Access Period as shown on the Rider Specifications; and
(c)
The Assumed Investment Rate used to calculate the Periodic Income Payments under the Variable Annuity Payment Option Rider. The rate may be referred to as Assumed Investment Return or Assumed Interest Rate.

DETERMINING THE INITIAL GUARANTEED INCOME BENEFIT. The initial Guaranteed Income Benefit will be (A) multiplied by the greater of (B) or (C), where:
A
is the Initial Guaranteed Income Benefit Percentage as shown on the Initial Guaranteed Income Benefit Percentage Table. The Initial Guaranteed Income Benefit Percentage is the percentage that corresponds to the attained age of the Measuring Life on the Valuation Date of the first Periodic Income Payment under the Variable Annuity Payment Option Rider. If the Measuring Life Option is Joint, the Initial Guaranteed Income Benefit Percentage is the percentage that corresponds to the attained age of the younger or surviving Measuring Life on the Valuation Date of the first Periodic Income Payment under the Variable Annuity Payment Option Rider; and

B
is the Protected Income Base minus all Conforming Withdrawals after the most recently accepted Account Value lock in of the Protected Income Base under the GUARANTEED MINIMUM WITHDRAWAL BENEFIT provision. If no Account Value lock in has been accepted, (B) is the Protected Income Base minus all Conforming Withdrawals; and

C	is the Contract Value on the Valuation Date of the first Periodic Income Payment under the Variable Annuity Payment Option Rider.

GUARANTEED INCOME BENEFIT STEP-UP DATE. A Guaranteed Income Benefit Step-Up Date is the date on which a Guaranteed Income Benefit Step-Up may occur as described in the AUTOMATIC STEP-UP OF THE GUARANTEED INCOME BENEFIT provision of this Rider.

For Non-qualified contracts, a Guaranteed Income Benefit Step-Up Date is the first Valuation Date on or after the Periodic Income Commencement Date anniversary of each one-year period measured from the Periodic Income Commencement Date.

For Qualified contracts, the first Guaranteed Income Benefit Step-Up Date is the Valuation Date of the first Periodic Income Payment in the first calendar year following the Periodic Income Commencement Date. Subsequent Guaranteed Income Benefit Step-Up Dates will be the Valuation Date of the first Periodic Income Payment in the calendar year, every subsequent one-year period.

AUTOMATIC STEP-UP OF THE GUARANTEED INCOME BENEFIT (GUARANTEED INCOME BENEFIT STEP-UP). A Guaranteed Income Benefit Step-Up will occur on the Guaranteed Income Benefit Step-Up Date if (A) is greater than (B), where:
A
is the Periodic Income Payment determined under the Variable Annuity Payment Option Rider on the Guaranteed Income Benefit Step-Up Date multiplied by the Guaranteed Income Benefit Step-up Percentage shown on the Rider Specifications; and

B	is the Guaranteed Income Benefit on the Valuation Date immediately prior to the Guaranteed Income Benefit Step-Up Date.

On each Guaranteed Income Benefit Step-Up, the Protected Lifetime Income Fee rate may be adjusted pursuant to the PROTECTED LIFETIME INCOME FEE DURING THE GUARANTEED INCOME BENEFIT provision of this Rider. If the Protected Lifetime Income Fee rate is increased, the Owner may decline the Guaranteed Income Benefit Step-Up by Notice to Us within 30 days of the effective date of the Guaranteed Income Benefit Step-Up.

If the Owner does decline the Guaranteed Income Benefit Step-Up, upon Our receipt of Notice from the Owner:
(a)	the Guaranteed Income Benefit will be the Guaranteed Income Benefit on the Valuation Date immediately prior to the Guaranteed Income Benefit Step-Up Date, subject to adjustments for Withdrawals; and
(b)	the Protected Lifetime Income Fee rate will decrease to the Protected Lifetime Income Fee rate in effect on the Valuation Date immediately prior to the Guaranteed Income Benefit Step-Up Date; and
(c)
the Protected Lifetime Income Fee will decrease to the Protected Lifetime Income Fee in effect on the Valuation Date immediately prior to the Guaranteed Income Benefit Step-Up Date, subject to adjustments for Withdrawals.

If the Owner does not decline the Guaranteed Income Benefit Step-Up within 30 days of the effective date of the Guaranteed Income Benefit Step-Up, the Guaranteed Income Benefit Step-Up will be deemed accepted by the Owner.

Future Automatic Step-Ups of the Guaranteed Income Benefit will occur if the Owner has previously declined a Guaranteed Income Benefit Step-Up.

ADJUSTMENTS TO THE GUARANTEED INCOME BENEFIT. Each Withdrawal will reduce the Guaranteed Income Benefit in the same proportion as the amount taken reduces the Account Value on the Valuation Date of the Withdrawal. Payment of a Periodic Income Payment, whether equal to the Guaranteed Income Benefit or the Periodic Income Payment determined under the Variable Annuity Payment Option Rider, is not a Withdrawal and does not reduce the Guaranteed Income Benefit.

An increase in the length of the Access Period established under the Variable Annuity Payment Option Rider will not result in an adjustment to the Guaranteed Income Benefit. Any increase in the length of the Access Period is subject to a five-year minimum increase.

EFFECT OF THE PROTECTED LIFETIME INCOME FEE AND GUARANTEED INCOME BENEFIT DURING THE ACCESS PERIOD. During the Access Period established under the Variable Annuity Payment Option Rider, Protected Lifetime Income Fees and payment of the Periodic Income Payment whether equal to the Guaranteed Income Benefit or the Periodic Income Payment determined under the Variable Annuity Payment Option Rider, reduce the Account Value.

If the Account Value is reduced to $0, the Access Period will end and the Lifetime Income Period under the Variable Annuity Payment Option Rider will begin on the Valuation Date the Account Value equals $0. Each subsequent Periodic Income Payment during the Lifetime Income Period will be equal to the Guaranteed Income Benefit, each subsequent Protected Lifetime Income Fee will be $0, and the EFFECT OF GUARANTEED INCOME BENEFIT DURING THE LIFETIME INCOME PERIOD and the EFFECT OF THE PROTECTED LIFETIME INCOME FEE DURING THE LIFETIME INCOME PERIOD provisions of this Rider shall not apply.

EFFECT OF GUARANTEED INCOME BENEFIT DURING THE LIFETIME INCOME PERIOD. During the Lifetime Income Period established under the Variable Annuity Payment Option Rider, provided the Contract has not been assigned for value, if a Periodic Income Payment determined under the Variable Annuity Payment Option Rider is less than the Guaranteed Income Benefit, the excess of the Guaranteed Income Benefit attributable to the Variable Account over the Periodic Income Payment attributable to the Variable Account determined under the Variable Annuity Payment Option Rider will reduce the number of Annuity Units per Variable Subaccount payable in each subsequent Periodic Income Payment.

The reduction to the number of Annuity Units per payment will be determined by: (A) divided by (B) then the result further divided by (C), where:
A
is the amount of the excess of the Guaranteed Income Benefit attributable to the Variable Account over the Periodic Income Payment determined under the Variable Annuity Payment Option Rider attributable to the Variable Account; and

B	is the applicable Annuity Factor; and
C	is the Annuity Unit value as of the Valuation Date of the Periodic Income Payment.

During the Lifetime Income Period, if a Periodic Income Payment determined under the Variable Annuity Payment Option Rider is less than the Guaranteed Income Benefit, the excess of the Guaranteed Income Benefit attributable to the Fixed Account over the Periodic Income Payment attributable to the Fixed Account determined under the Variable Annuity Payment Option Rider will reduce the resulting annual amount determined for the Fixed Account payable in each subsequent Periodic Income Payment.

The reduction in the resulting annual amount determined for the Fixed Account (prior to multiplying by the Interest Adjustment Factor and dividing by the Daily Factor) will be determined by: (A) divided by (B), where:
A	is the amount of the excess of the Guaranteed Income Benefit attributable to the Fixed Account over the Periodic Income Payment attributable to the Fixed Account; and
B	is the applicable Annuity Factor.

If payment of the Guaranteed Income Benefit reduces the number of Annuity Units per Variable Subaccount to zero and the resulting annual amount determined for the Fixed Account to zero during the Lifetime Income Period, then each subsequent Periodic Income Payment during the remainder of the Lifetime Income Period will equal the Guaranteed Income Benefit. In addition, each subsequent Protected Lifetime Income Fee will be $0.

EFFECT OF THE PROTECTED LIFETIME INCOME FEE DURING THE LIFETIME INCOME PERIOD. The Protected Lifetime Income Fee attributable to each Variable Subaccount will reduce the number of Annuity Units per Variable Subaccount used to calculate the Periodic Income Payments during the Lifetime Income Period. The Protected Lifetime Income Fee attributable to the Fixed Account will reduce the Periodic Income Payments during the Lifetime Income Period.

If the Protected Lifetime Income Fee reduces both the number of Annuity Units per Variable Subaccount to zero and the resulting annual amount determined for the Fixed Account to zero during the Lifetime Income Period, then each subsequent Periodic Income Payment during the remainder of the Lifetime Income Period will equal the Guaranteed Income Benefit. In addition, each subsequent Protected Lifetime Income Fee will be $0.

QUALIFIED CONTRACTS – VARIABLE ACCOUNT. At the end of the Access Period and on the Valuation Date of the first Periodic Income Payment of each subsequent calendar year, the Annuity Units per Variable Subaccount will be reduced to reflect the Protected Lifetime Income Fee deduction from the Variable Subaccount.

The Annuity Units reduction reflecting the Protected Lifetime Income Fee for the period from the end of the Access Period to the end of that calendar year will be determined by (A) divided by (B) then the result divided by (C) where:
A	is the pro-rated annual Protected Lifetime Income Fee for the period from the end of the Access Period to the end of that calendar year; and
B	is the applicable Annuity Factor; and
C	is the Annuity Unit value as of the Valuation Date of the end of the Access Period

On the Valuation Date of the first Periodic Income Payment of each subsequent calendar year, the Annuity Units per Variable Subaccount reduction reflecting the Protected Lifetime Income Fee will be determined by (A) divided by (B) then the result further divided by (C) where:
A	is the annual Protected Lifetime Income Fee; and
B	is the applicable Annuity Factor; and
C	is the Annuity Unit value for each Variable Subaccount as of the Valuation Date of the first Periodic Income Payment of that calendar year.

NONQUALIFIED CONTRACTS – VARIABLE ACCOUNT. At the end of the Access Period and each Periodic Income Commencement Date anniversary, the Annuity Units per Variable Subaccount will be reduced to reflect the Protected Lifetime Income Fee deduction from the Variable Subaccount. This reduction will be determined by (A) divided by (B) then the result further divided by (C) where:
A	is the annual Protected Lifetime Income Fee; and
B	is the applicable Annuity Factor; and
C	is the Annuity Unit value as of the Valuation Date of the first Periodic Income Payment and each subsequent anniversary.

QUALIFIED CONTRACTS – FIXED ACCOUNT. At the end of the Access Period and on the Valuation Date of the first Periodic Income Payment of each subsequent calendar year, the resulting annual amount determined for the Fixed Account, prior to being converted into the Periodic Income Payments, will be reduced to reflect the Protected Lifetime Income Fee deduction from the Fixed Account.

At the end of the Access Period, the reduction in the resulting annual amount determined for the Fixed Account (prior to multiplying by the Interest Adjustment Factor and dividing by the Daily Factor) reflecting the Protected Lifetime Income Fee for the period from the end of the Access Period for the remainder of that calendar year will be determined by (A) divided by (B), where:
A	is the pro-rated annual Protected Lifetime Income Fee for the period from the end of the Access Period for the remainder of that calendar year; and
B	is the applicable Annuity Factor.

On the Valuation Date of the first Periodic Income Payment of each subsequent calendar year, the reduction in the resulting annual amount determined for the Fixed Account (prior to being converted into the Periodic Income Payments) reflecting the Protected Lifetime Income Fee will be determined by (A) divided by (B), where:
A	is the annual Protected Lifetime Income Fee; and
B	is the applicable Annuity Factor.

NONQUALIFIED CONTRACTS – FIXED ACCOUNT. At the end of the Access Period and each Periodic Income Commencement Date anniversary, the resulting annual amount determined for the Fixed Account (prior to being converted into the Periodic Income Payments) will be reduced to reflect the Protected Lifetime Income Fee deduction from the Fixed Account. This reduction will be determined by (A) divided by (B), where:
A	is the annual Protected Lifetime Income Fee; and
B	is the applicable Annuity Factor.

PROTECTED LIFETIME INCOME FEE

The Initial Annual Protected Lifetime Income Fee Rate shown on the Rider Specifications is divided by four to calculate the initial quarterly Protected Lifetime Income Fee rate. The Protected Lifetime Income Fee rate may change, but the annual Protected Lifetime Income Fee rate will never exceed the Guaranteed Maximum Annual Protected Lifetime Income Fee Rate shown on the Rider Specifications.

At any time 10 years after the Rider Date, while either the GUARANTEED MINIMUM WITHDRAWAL BENEFIT or the GUARANTEED INCOME BENEFIT provision is in effect, We reserve the right to review and adjust the current Protected Lifetime Income Fee rate. The review will occur no more frequently than once annually and any decision to adjust the Protected Lifetime Income Fee rate will be at Our discretion, subject to the Guaranteed Maximum Protected Lifetime Income Fee Rate shown on the Rider Specifications.

If the adjustment results in an increase to the Protected Lifetime Income Fee rate, the Owner may decline the increase by Notice to Us within 30 days of the effective date of the increase. If the Owner does not decline the increase within 30 days of the effective date of the increase, it will be deemed accepted by the Owner. The Owner will not be eligible for future Account Value lock ins, Enhancements or Guaranteed Income Benefit Step-Ups after declining such increase.

PROTECTED LIFETIME INCOME FEE DURING THE GUARANTEED MINIMUM WITHDRAWAL BENEFIT

DETERMINING THE QUARTERLY PROTECTED LIFETIME INCOME FEE. While the GUARANTEED MINIMUM WITHDRAWAL BENEFIT provision of this Rider is in effect, a quarterly Protected Lifetime Income Fee is deducted from the Contract Value on each quarterly anniversary of the Rider Date. If the day is not a Valuation Date, and a Protected Lifetime Income Fee is due, that fee will be deducted on the first Valuation Date following such calendar day. The amount of the quarterly Protected Lifetime Income Fee is the quarterly Protected Lifetime Income Fee rate multiplied by the Protected Income Base, prior to any Rider Date Anniversary adjustment, on the Valuation Date the fee is deducted.

Quarterly Protected Lifetime Income Fees will be deducted from each Variable Subaccount and Fixed Account, if any, on a proportional basis. A pro-rata quarterly Protected Lifetime Income Fee will be recalculated and deducted upon termination of the GUARANTEED MINIMUM WITHDRAWAL BENEFIT provision, except if this Rider is terminated due to death.

When the GUARANTEED MINIMUM WITHDRAWAL BENEFIT provision terminates upon the election of the GUARANTEED INCOME BENEFIT provision, this pro-rata Protected Lifetime Income Fee will be deducted on the Periodic Income Commencement Date.

ADJUSTMENTS TO THE PROTECTED LIFETIME INCOME FEE RATE ON A RIDER DATE ANNIVERSARY. While the GUARANTEED MINIMUM WITHDRAWAL BENEFIT provision of this Rider is in effect, the Protected Lifetime Income Fee rate may change on a Rider Date Anniversary due to:
(a)
an additional Purchase Payment approved and added to the Contract in the Benefit Year preceding the applicable Rider Date Anniversary, if the cumulative Purchase Payments approved and added to the Contract after the first Benefit Year equals or exceeds the Additional Purchase Payment Restriction Limit shown on the Rider Specifications; or

(b)	an Account Value lock in pursuant to the ACCOUNT VALUE LOCK IN provision of this Rider; or
(c)	Our annual review of the current Protected Lifetime Income Fee rate at any time 10 years after the Rider Date.

PROTECTED LIFETIME INCOME FEE DURING THE GUARANTEED INCOME BENEFIT

During the Access Period, the quarterly Protected Lifetime Income Fee is deducted from the Account Value on each quarterly anniversary following the Periodic Income Commencement Date. The amount of the first quarterly Protected Lifetime Income Fee under the GUARANTEED INCOME BENEFIT provision of this Rider is (A) multiplied by the greater of (B) and (C), where:
A	is the quarterly Protected Lifetime Income Fee rate upon the termination of the GUARANTEED MINIMUM WITHDRAWAL BENEFIT provision; and
B	is the Protected Income Base upon the termination of the GUARANTEED MINIMUM WITHDRAWAL BENEFIT provision; and
C	is the Contract Value upon the termination of the GUARANTEED MINIMUM WITHDRAWAL BENEFIT provision.

The quarterly Protected Lifetime Income Fee is deducted from each Variable Subaccount and Fixed Account, if any, on a proportional basis. A pro-rata quarterly Protected Lifetime Income Fee will be deducted upon termination of the Variable Annuity Payment Option Rider and the GUARANTEED INCOME BENEFIT provision, except if this Rider is terminated due to death.

Upon each Withdrawal, the quarterly Protected Lifetime Income Fee will be reduced in the same proportion that the Withdrawal reduced the Account Value.

ADJUSTMENTS TO THE PROTECTED LIFETIME INCOME FEE RATE DURING THE GUARANTEED INCOME BENEFIT. While the GUARANTEED INCOME BENEFIT provision of this Rider is in effect, the Protected Lifetime Income Fee rate may change due to:
(a)	Our annual review of the current Protected Lifetime Income Fee rate at any time 10 years after the Rider Date; or
(b)
a Guaranteed Income Benefit Step-Up. On each Guaranteed Income Benefit Step-Up, the Protected Lifetime Income Fee rate will be changed to the Protected Lifetime Income Fee rate currently in effect, subject to the Guaranteed Maximum Annual Protected Lifetime Income Fee Rate shown on the Rider Specifications. Any Protected Lifetime Income Fee rate adjustment will change the quarterly Protected Lifetime Income Fee and will be effective on the applicable Guaranteed Income Benefit Step-Up Date.

An adjustment to the Protected Lifetime Income Fee upon a Guaranteed Income Benefit Step-Up is determined by (A) multiplied by (B) multiplied by (C), where:
A	is the prior Protected Lifetime Income Fee; and
B	is the new Guaranteed Income Benefit divided by the prior Guaranteed Income Benefit; and
C	is the new Protected Lifetime Income Fee rate divided by the prior Protected Lifetime Income Fee rate.

During the Lifetime Income Period, the Protected Lifetime Income Fee shall be deducted annually as described in the EFFECT OF PROTECTED LIFETIME INCOME FEE DURING LIFETIME INCOME PERIOD provision of this Rider. The Protected Lifetime Income Fee will be attributed pro-rata to the Fixed Account, if any, and each Variable Subaccount used to calculate the Periodic Income Payments.

GENERAL

GUARANTEE OF PRINCIPAL DEATH BENEFIT AMOUNT. A Guarantee of Principal Death Benefit is provided under the Guarantee of Principal, the Enhanced Guaranteed Minimum Death Benefit, and the Estate Enhancement Benefit, one of which may be applicable to the Contract as shown in the Contract Specifications.
This Guarantee of Principal Death Benefit Amount provision does not apply if the Contract provides that all death benefits are reduced by the amount of all Withdrawals. If the Contract includes a Death Benefit, including any Death Benefit Rider, that has a Death Benefit Amount defined as the sum of all Purchase Payments minus all death benefit reductions, and that such death benefit reductions of Purchase Payments “will be in proportion to the amount withdrawn” such Death Benefit Amount definition is hereby replaced with the following:
The sum of all Purchase Payments, minus all Death Benefit Reductions and any Bonus Credits. Death Benefit Reductions are made whenever a Withdrawal occurs.

For Withdrawals prior to the Rider Date of the Variable Annuity Living Benefits Rider and after the termination of the Variable Annuity Living Benefits Rider, Death Benefit Reductions are calculated proportionately. The percentage reduction of the Contract Value (Account Value if the GUARANTEED INCOME BENEFIT provision and the Variable Annuity Payment Option Rider are in effect) due to the Withdrawal will be applied to the Purchase Payments as the Death Benefit Reduction.

For Withdrawals while the Variable Annuity Living Benefits Rider is in force:
(a)
upon Excess Withdrawals while the GUARANTEED MINIMUM WITHDRAWAL BENEFIT provision is in effect, Death Benefit Reductions are calculated proportionately; the percentage reduction of the Contract Value due to the Withdrawal will be applied to the Purchase Payments as the Death Benefit Reduction; and

(b)
upon Conforming Withdrawals while the GUARANTEED MINIMUM WITHDRAWAL BENEFIT provision is in effect, the reduction of the Contract Value due to the Withdrawal will be applied to the Purchase Payments as the Death Benefit Reduction; and

(c)
for Withdrawals while the GUARANTEED INCOME BENEFIT provision is in effect, Death Benefit Reductions are calculated proportionately; the percentage reduction of the Account Value due to the Withdrawal will be applied to the Purchase Payments as the Death Benefit Reduction.

MORTALITY AND EXPENSE RISK AND ADMINISTRATIVE CHARGE. While the GUARANTEED MINIMUM WITHDRAWAL BENEFIT provision or the GUARANTEED INCOME BENEFIT provision and the Access Period of the Variable Annuity Payment Option Rider are in effect, the Mortality and Expense Risk and Administrative Charge rates for the Contract are shown under Mortality And Expense Risk And Administrative Charge Prior To The Annuity Commencement Date on the Contract Specifications.

While the Lifetime Income Period of the GUARANTEED INCOME BENEFIT provision and the Variable Annuity Payment Option Rider are in effect, the Mortality and Expense Risk and Administrative Charge rates for the Contract shall be less than or equal to those that were applicable while the Access Period was in effect.

TERMINATION OF THIS RIDER. The Owner may terminate this Rider upon Notice to Us any time after the Rider Termination Period shown on the Rider Specifications. Otherwise, this Rider will terminate upon the earliest of the following event to occur:
(a)	the date the Contract to which this Rider is attached terminates; or
(b)
the date the Owner is changed due to death or pursuant to an enforceable divorce agreement or decree, except when Ownership is transferred to the surviving Secondary Life upon death of the Annuitant/Owner; or

(c)
the Annuity Commencement Date of the Contract to which this Rider is attached, except under (i) the GUARANTEED INCOME BENEFIT provision and the Variable Annuity Payment Option Rider or (ii) the Protected Annual Income Annuity Payment Option; or

(d)	the death of the Annuitant if the Measuring Life Option is Single, or on the death of the last surviving Measuring Life if the Measuring Life Option is Joint; or
(e)
the date the Owner sells or assigns for value the Contract other than to the Annuitant, or discounts or pledges it as collateral for a loan or as a security for the performance of an obligation or any other purpose; or

(f)	while the GUARANTEED MINIMUM WITHDRAWAL BENEFIT provision is in effect, on the date both the Protected Income Base and Protected Annual Income equal $0 as the result of an Excess Withdrawal.

The Variable Annuity Payment Option Rider will also terminate on the date this Rider terminates.

Upon termination of this Rider, the benefits and fees within this Rider will terminate. A pro-rata Protected Lifetime Income Fee will be deducted upon termination, except if this Rider is terminated due to death.